LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this 9th day of August, 2006 by and between St. David's Healthcare Partnership L.P., L.L.P., ("Landlord") and Horizon Mental Health Management, Inc., d/b/a Horizon Health Behavioral Services, a Texas corporation, or its permitted assigns, ("Tenant").

Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant as hereinafter set forth, hereby leases to Tenant and Tenant hereby leases from Landlord, all of the second and third floors consisting of 28,749 rentable square feet of space ("Premises"), of the building located at 1025 East 32nd Street, Austin, Texas, 78765-2705 known as St. David's Pavilion ("Building",) for the term and upon the conditions and agreements hereinafter set forth ("Lease"). The Building is located upon land more particularly described in Exhibit A-1 attached hereto and incorporated herein. The floor plan of the Premises is more particularly shown on Exhibit A-2 attached hereto and incorporated herein. This Lease shall constitute a binding agreement between the parties effective as of the date set forth above ("Effective Date").

In addition to the Premises, Tenant shall have the right, subject to such reasonable rates and regulations of general applicability to tenants of the Building as Landlord may promulgate from time to time, to use all parking areas, driveways, entrance and exit accessways, and all other common areas and facilities of the Building, including, without limitation, sidewalks and ramps, landscaped areas, exterior stairways, elevators, common lobby, restrooms, and any other improvements for the general use of, in common use with tenants, patients and visitors of the Building.

SECTION 1. TERM/OPTIONS TO EXTEND

1.1 Term/Commencement Date. The commencement date of the term of this Lease (hereinafter called the "Commencement Date') shall be that date on which all of the following conditions are satisfied:

    The Landlord has completed the Landlord Work as described in, and in accordance with, Section 6.1 of this Lease;
    The Tenant has completed the Tenant Work as described and in accordance with, Section 6.1 of this Lease; and
    The Tenant has received all governmental approvals and licenses of any kind required to operate the Premises as a free-standing forty-eight bed psychiatric hospital and to receive reimbursement under federal and state health care programs.

The term shall continue after the Commencement Date for a period of fifteen (15) years (such term, any extension or renewal thereof and any "Holdover Term", as defined in Section 16.2, are each hereinafter referred to as the "Term"). "Lease Year" shall be defined as each twelve consecutive month period throughout the Term, beginning on the Commencement Date and each anniversary thereof.

1.2 Extension of Term. The Term of this Lease may be extended only upon the mutual agreement of Landlord and Tenant. Tenant shall notify Landlord of its desire to extend the Term in or before eighteen (18) months prior to the end of the Term. In such event, Landlord and Tenant shall endeavor to negotiate in good faith to make a decision with respect to whether the Term will be extended on or before twelve (12) months prior to the end of the Term.

SECTION 2. RENT

2.1 Base Rent. During the Term, Tenant shall pay to Landlord "Annual Base Rent" in the amounts set forth on Exhibit A attached hereto (such sum is hereafter referred to as "Base Rent"), together with "Additional Rent" (as hereinafter defined in Section 3). Base Rent shall be payable in twelve equal monthly installments in advance without notice, demand, setoff or deduction and all such installments shall be paid to Landlord or its Property Manager (hereafter designated) in U.S. Dollars at the following address: 98 San Jacinto Blvd., #1810, Austin, TX 78701, or at such other address as Landlord may designate. The Landlord's Property Manager is HCFD Realty Services. The first monthly installment for Base Rent shall be due on the Commencement Date and, thereafter, such monthly installments shall be due on the first day of each calendar month. If Tenant's obligation to pay Base Rent relates to only a part of a month at the beginning or the end of the Term, Tenant shall pay Landlord a proportionate part of the applicable monthly installment for each such partial month, which shall be payable at the same time as the first or last (as applicable) monthly installment is due under this Lease.

2.2 Taxes on Rent. Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed on Base Rent or Additional Rent payments by any city, county, state or other governmental body having authority. Such payments shall be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid to Landlord concurrently with the payment of the Base Rent or Additional Rent upon which such tax is based.

SECTION 3. ADDITIONAL RENT; OPERATING COSTS

3.1 Additional Rent. In addition to the Base Rent as set forth in Section 2 herein, Tenant shall pay Landlord "Additional Rent", any other sums owed by Tenant pursuant to the terms of this Lease or otherwise arising in connection with Tenant's occupancy of the Premises.

For purposes of this Lease, Base Rent and Additional Rent shall hereinafter be collectively referred to as "Rent".

SECTION 4. USE OF PREMISES

4.1 Permitted Use. Tenant shall be permitted to use and occupy the Premises during the term for the purposes of operating a psychiatric hospital and all related activities incidental thereto, including, without limitation, behavioral health outpatient programs, and for no other purpose (the "Hospital").

4.2 Prohibited Uses / Noncompetition.

(a) Without limiting the foregoing, Horizon covenants and agrees that the provision of any medical or related service to or for any person that is not incidental to and in connection with the treatment of patients of the Hospital in accordance with the Permitted Use shall expressly not be permitted in the Premises, including, without limitation, the following medical and related services:

(i) outpatient or inpatient surgery services;

(ii) a birthing center;

(iii) an oncology treatment facility;

(iv) physical therapy services;

(v) respiratory therapy services;

    a laboratory (including, without limitation, a pathology laboratory or a clinical laboratory); and

(vii) diagnostic or therapeutic testing services, including without limitation, all diagnostic imaging services, including without limitation:

A. fluoroscopy;

B. x-ray:

C. plane film radiography;

D. computerized tomography (CT);

E. ultrasound;

F. radiation therapy;

G. mammography and breast diagnostics;

H. nuclear medicine testing; and

I. magnetic resonance imaging;

(viii) long term acute care services

In addition, Tenant further covenants and agrees that, during the term of this Lease, it shall not, directly or indirectly, manage, own or operate any service or facility that provides any of the medical and other services listed in Subparagraphs (i) through (viii) above in the Austin Texas metropolitan area.

(b) Landlord covenants and agrees that, during the term of this Lease, it shall not, directly or indirectly, manage, own or operate any service or facility that provides behavioral health or psychiatric services in the Austin, Texas metropolitan area.

4.3 Compliance with Legal Requirements. Tenant shall act in accordance with and not violate any restrictions or covenants of record affecting the Premises or the Building. Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Use or Occupancy issued for the Building of which the Premises are a part, and shall immediately discontinue any use of the Premises which is declared by either any governmental authority having jurisdiction or the Landlord to be a violation of any law, code, regulation or a violation of said Certificate of Use or Occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof.

4.4 Hazardous Acts; Waste; Nuisance. Tenant shall not do nor permit to be done anything which will invalidate or increase the cost of any casualty and extended coverage Insurance policy covering the Building and/or property located therein, and shall comply with all rules, orders, regulations and requirements of the appropriate Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this paragraph. Tenant shall not do nor permit anything to be done in, on or about the Premises which would in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or use or allow the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant maintain or permit any nuisance or commit or suffer to be committed any waste in, on or about the Premises.

SECTION 5. BUILDING SERVICES AND MAINTENANCE

5.1. Landlord's Services. Landlord will provide all of the following utilities and services:

(a) Landlord shall cause all utilities and services to be provided to the Premises twenty-four (24) hours per day, seven (7) days per week including, but not limited to, gas, electricity (including emergency power), water, sanitary sewer, heating, ventilation and air conditioning, plumbing, telephone services (including long distance services), lighting, and elevator services.

(b) Landlord shall cause security services to be provided to the Premises twenty-four (24) hours per day, seven (7) days per week, to the same extent that such services are presently provided elsewhere in St. David's Medical Center.

(c) If the Building is equipped with a central heating and air-conditioning system that serves the rentable areas of the Building, heat and air-conditioning as required for Tenant's comfortable use and occupancy of the Premises;

(d) Unless the Premises are equipped with a water heater, hot water at those points of supply provided for the general use of Tenant and other tenants of the Building;

(e) General janitorial services in and about the common areas of the Building;

(f) Light bulb replacement in the Premises and common areas of the Building:

(g) Elevator service;

(h) Exterior window cleaning, cleaning and snow and ice removal services for the parking areas and walk ways serving the Building, to the extent deemed necessary in Landlord's reasonable judgment; and

(i) Normal maintenance and servicing of lavatory facilities, toilets, sinks and faucets located within the Premises; provided that Landlord shall not be responsible for any repair, maintenance or servicing required on account of misuse of any of the foregoing or the disposal of foreign materials or substances not Intended to be disposed in toilets or sinks, all of which shall be the sole responsibility of Tenant.

(j) Replacement and repair of furniture, fixtures and equipment that are to be furnished pursuant to, and as described in the description of Landlord Work contemplated in Section 6.1(a) hereof for Tenant's use in the Premises. Landlord shall repair, maintain or replace such furniture, fixtures and equipment as the same become obsolete or unsuitable for use through ordinary wear and tear, provided that Tenant shall at its sole expense replace or repair any furniture, fixtures and equipment damaged or destroyed by the negligence or willful misconduct of Tenant, Tenant's employees and patients.

All such services shall be provided in a manner that is consistent with those services provided in comparable buildings of similar usage, size and age which are located within the local community.

5.2. Utility Services; Damage to Tenant's Property. Landlord reserves the privilege of stopping any or all utility services in case of accident or breakdown, or for the purpose of making alterations, repairs or improvements. Landlord shall not be liable for the failure to furnish or delay in furnishing any or all of such services when same is caused by or is the result of (a) strikes, labor disputes, labor, fuel or material scarcity, or governmental or other lawful regulations or requirements; (b) the failure of any corporation, firm or person with whom the Landlord may contract for any such service, or for any service incident thereto, to furnish any such service; (c) the making of any alterations, repairs or improvements as described in the preceding sentence; (d) any other cause other than the gross negligence of the Landlord; and the failure to furnish any of such services in such event shall not be deemed or construed as an eviction or relieve Tenant from the performance of any of the obligations imposed upon Tenant by this Lease, including its obligation to pay Rent. Landlord shall not be responsible for the failure of any equipment or machinery to function properly on account of any such interruption of such services. Tenant shall be solely responsible for and shall promptly pay all charges for telephone and other communication services.

5.3. Medical and Hazardous Waste.

    Subject to the terms and conditions of this Section 5.3, Landlord has agreed to provide medical, special and infectious waste removal services for the Premises, provided, however, that Tenant shall be responsible for medical, special and infectious waste collection, maintenance and storage within the Premises, in accordance with all applicable laws, regulations and orders, until such time as Landlord's regular pick-up and removal of such waste from the Premises. Further, Tenant shall not permit the mixing or disposal of any hazardous substances, wastes or materials or any medical, special or infectious waste with the general office refuse. Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within the Premises and shall keep all refuse in proper containers until disposal of such refuse.

    Tenant shall not cause or permit the release or disposal of any hazardous substances, wastes or materials, or any medical, special or infectious wastes, on or about the Premises or the Building. Hazardous substances, wastes or materials shall include those which are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC Section 9601 et seq; the Resource Conservation and Recovery Act, as amended, 42 USC Section 6901 et seq; the Toxic Substances Control Act, as amended, 15 USC Section 2601 et seq; and medical, special or infectious wastes shall include those which are defined pursuant to the medical waste regulations which have been promulgated by the Federal Government or the State in which the Premises are located, and as further set forth in any state or local laws and ordinances, and their corresponding regulations. Tenant shall comply with all rules and policies set by Landlord, and with all federal, state and local laws, regulations and ordinances which govern the use, storage and handling of hazardous substances, wastes or materials and medical, special or infectious wastes. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims or liability arising out of or connected with Tenant's failure to comply with the terms of this Section 5.3, which terms shall survive the expiration or earlier termination of this Lease

5.4 Landlord's Repairs. Except as provided in subparagraph 5,5(b), Landlord shall maintain in good repair the Building, the common areas and facilities of the Building used by Tenant, the mechanical, plumbing and electrical systems of the Premises, the walls, floors, doors, windows and all structural elements of the Premises (excepting painting and repair or replacement of floor or wall coverings). Except as otherwise specifically provided in Section 5, Landlord shall have no duty to maintain, repair, clean or service the Premises.

5.5. Tenant's Repairs.

(a) Tenant shall maintain the Premises in good repair and condition and shall make all repairs and replacements and perform all maintenance necessary to keep the Premises in such condition, except to the extent such maintenance, repairs and replacements are to be provided by Landlord pursuant to this Section 5.

(b) In addition. Tenant shall promptly repair, in a good and workmanlike manner, any damage to the Premises or other part of the Building caused by any breach of this agreement to maintain the Premises by Tenant, any misuse of the Premises or any part thereof by Tenant, or any willful or negligent act or omission of Tenant, or of any employee, agent or invitee of Tenant. If Tenant fails to do so, Landlord shall have the right to repair any such damage and Tenant shall pay Landlord for the cost of all such repairs, plus interest at the Interest Rate (as defined in paragraph 21.9).

SECTION 6. ALTERATIONS

    Initial Alterations. Landlord and Tenant agree that the Premises shall be remodeled and renovated as a condition precedent to the commencement of the Term. Such initial alternations have not been determined as of the Effective Date. Landlord and Tenant agree to mutually select an architect to design and determine the budgeted costs of such remodeling and renovations. Tenant shall contract for and pay the costs and expenses of such architectural services subject to the reimbursement obligations of Landlord specified below. Such architect shall also allocate such budgeted costs between Landlord and Tenant generally on the following basis:

    Landlord shall be responsible for all physical plant renovations required to satisfy licensing, life and safety codes, certificate of occupancy and Medicare conditions of participation requirements for the Hospital, and for providing all fixtures, furniture and equipment necessary to operate the patient areas, common areas and administrative offices of the Hospital as described in a description thereof to be prepared by the architect ("Landlord Work"); and

    Tenant shall be responsible for all other necessary remodeling and renovations to the Premises as described in a description thereof to be prepared by the architect ("Tenant Work").

The parties shall work together in good faith to assist the architect in performing such work and in making the allocation of the budgeted costs of such work between Landlord and Tenant. Such allocation of costs must be mutually approved by Landlord and Tenant.

6.2 Right of Termination. The cost of the Landlord Work has been estimated by the parties to be $400,000. The cost of the Tenant Work has been estimated by the parties to be $350,000. In the event that the actual cost of either the Landlord Work or the Tenant Work exceeds 125% of the estimate therefore, then, in such case either Landlord or Tenant, as the case may be, in its sole discretion, may elect not to proceed and may elect to terminate this Lease by giving written notice to the other party effective immediately in which case this Lease shall be void and if no further force or effect and Landlord shall reimburse Tenant for fifty percent (50%) of the costs and expenses of the architect upon request.

6.3 Performance and Payment for Initial Alterations. In the event the parties approve the initial alterations, the parties shall mutually document what constitutes the Landlord Work and the Tenant Work. The parties shall mutually select and approve a general contractor to perform the work and shall mutually approve a construction contract for the performance of such work between such contractor and Tenant. Tenant shall contract with such contractor and, subject to the reimbursement obligation of Landlord specified below, shall pay all costs and expenses to perform the Landlord Work and the Tenant Work. In addition, in such event, the costs and expenses of the architect shall be allocated to Landlord and Tenant based on the respect percentage that budgeted cost of the Landlord Work and the Tenant Work, respectively, represents of the total project cost and Landlord shall reimburse Tenant upon request for the costs and expenses incurred in performing the Landlord Work and for its allocated share of the costs and expenses of the architect.

In addition to the foregoing, the Landlord and Tenant further agree:

      Both Landlord and Tenant shall receive, review and approve the plans and specifications for the initial alterations.
      Tenant shall cause the initial alterations to be performed in accordance with the approved plans and specifications with diligence and in accordance with applicable laws, ordinances and regulations of governmental authorities and agencies having jurisdiction over the Premises that shall include at a minimum: CMS, JCAHO, life safety, professional standards, State of Texas licensing requirements, fire codes, and any other requirements by governmental or regulatory agencies concerning use of the space for the proposed Hospital and shall be sufficient to enable Tenant to receive all regulatory approvals necessary to operate the Hospital.

6.4 Subsequent Improvements. Other than the initial alterations contemplated in Section 6.1, Tenant may not make any changes, additions, alterations, improvements or additions to the Premises or attach or affix any articles thereto without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold. All alterations, additions, or improvements which may be made upon the Premises by Landlord or Tenant (except unattached trade fixtures and office furniture and equipment owned by Tenant) shall not be removed by Tenant, but shall become and remain the property of Landlord. All alterations, improvements, and additions to the Premises (as permitted by Landlord) shall be done only by Landlord or contractors or mechanics approved by Landlord, and shall be at Tenant's sole expense and at such times and in such manner as Landlord may approve. Any mechanics or materialmen's lien for which Landlord has received a notice of intent to file or which has been filed against the Premises or the Building arising out of work done for, or materials furnished to or on behalf of Tenant, Its contractors or subcontractors shall be discharged, bonded over, or otherwise satisfied by Tenant within ten (10) days following the earlier of the date Landlord receives (a) notice of intent to file a lien or (b) notice that the lien has been filed. If Tenant fails to discharge, bond over, or otherwise satisfy any such lien, Landlord may do so at Tenant's expense, and the amount expended by Landlord, including reasonable attorneys' fees, shall be paid by Tenant within ten (10) days following Tenant's receipt of a bill from Landlord.

    Lessee's Personal Property. All trade fixtures, machinery and equipment, furniture, furnishings, moveable partitions and other personal property owned by Tenant and moved into or installed on the Premises shall remain the property of Lessee and may be removed by Lessee at any time during or at the end of the term hereof, provided that Lessee repairs any damage to the Premises caused by such removal.

    Signage. Landlord shall provide all reasonably necessary and appropriate. interior signage in the Building such as offices, room numbers and other appropriate indicators. Tenant shall have the right to erect exterior signage on or about the Building to notify community of the location and purpose of the Hospital, as well as a notice indicating that no emergency room services are available at the Hospital. Such exterior signage shall be compatible with existing exterior signage. The location, size, color, form and style of all Tenant signage shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld.

Landlord agrees that Tenant may refer to the location of the Hospital as "at St. David's Pavilion" in its marketing and advertising materials.

SECTION 7. DAMAGE TO PROPERTY - INJURY TO PERSONS; INSURANCE

7.1 Tenant's Indemnity. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all claims arising from: (a) Tenant's use or occupancy of the Premises or the conduct of Tenant's business or profession; or (b) any willful or negligent acts or omissions of Tenant, or of Tenant's agents, employees, contractors or invitees. Tenant shall and hereby does further indemnify, defend and hold Landlord harmless from and against all costs, attorneys' fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, shall defend same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause other than Landlord's negligence or intentional misconduct, and Tenant hereby waives all claims in respect thereof against Landlord.

7.2 Landlord's Indemnity. Landlord shall and hereby does indemnify and hold Tenant harmless from and against any and all claims arising from: any accident or occurrence occurring within the Building (except the Premises) or the common areas and facilities, arising out the negligence or intentional misconduct of Landlord, or of Landlord's agents, employees, contractors or invitees. Landlord shall and hereby does further indemnify, defend and hold Tenant harmless from and against all costs, attorneys' fees, expenses and liabilities incurred In connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Tenant any such claim, Landlord upon notice from Tenant, shall defend same at Landlord's expense by counsel reasonably satisfactory to Tenant.

7.3 Insurance. Tenant shall, throughout the Term at its sole cost and expense, provide and keep in force with responsible insurance companies (AM Bests rating of A- or above) reasonably acceptable to landlord, insurance in respect to this Lease and the Premises in the following amounts:  (a) commercial general liability coverage of not less than $1,000,000 each occurrence, $1,000,000 products/completed operations, $1,000,000 personal/advertising injury and $3,000,000 aggregate (b) property insurance under and an "all insured risk" policy form covering the equipment, improvements and betterments and other personal property in the Premises for damage caused by fire and other insured perils (c)  umbrella coverage with limits not less than $5,000,000 per occurrence and $5,000,000 policy aggregate and (d) builders risk coverage with respect to the "Initial Alterations" described in Section 6.1 and any subsequent alterations or construction work by Tenant under Section 6.4 above during the period of such construction. The policies listed above shall include the Tenant as a named insured on all policies and the landlord as additional insured for liability coverage and loss payee for property and builders risk coverage. Tenant shall require each construction contractor to carry insurance with limits as outlined in section (a) and (c) above.

7.4 Waiver of Liability. Neither Landlord nor its agents shall be liable for any damage to property entrusted to employees of the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place or resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment. Tenant hereby acknowledges that Landlord shall not be liable for any interruption to Tenant's business for any cause whatsoever, and that Tenant shall obtain Business Interruption Insurance coverage should Tenant desire to provide coverage for such risk.

SECTION 8. DAMAGE OR DESTRUCTION

If the Premises are damaged by fire or other casualty (collectively "Casualty"), the damage shall be repaired by and at the expense of Landlord, provided such repairs can, in Landlord's opinion, be made within one hundred eighty (180) days after the occurrence of such Casualty without the payment of overtime or other premiums. If such repairs cannot, in Landlord's opinion, be made within one hundred eighty (180) days. Landlord may, at its option, make them within a reasonable time, and in such event this Lease shall continue in effect. Landlord's election to make such repairs must be evidenced by written notice to Tenant within sixty (60) days after the occurrence of the damage. If Landlord does not so elect to make such repairs which cannot be made within one hundred eighty (180) days, then either party may, by written notice to the other, cancel this Lease as of the date of the Casualty. A total destruction of the Building in which the Premises are located shall automatically terminate this Lease. In the event Landlord makes such repairs, then until such repairs are completed, the Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of Tenant's practice of medicine. However, there shall be no abatement of Rent if the Casualty is due to the negligent acts or omissions of Tenant or Tenant's employees or contractors.

SECTION 9. EMINENT DOMAIN

If the Building, the Premises or a material part of either shall be taken by any authorized entity by eminent domain or by negotiated purchase under threat thereof, so that the Premises shall become totally untenantable, this Lease shall terminate as of the earlier of the date when title or possession thereof is acquired or taken by the condemning authority and all rights of Tenant in this Lease shall immediately cease and terminate. If a part of the Building or a portion of the Premises shall be taken such that the Premises become only partially untenantable, Base Rent shall be proportionately abated. All compensation awarded for any taking (or the proceeds of negotiated sale under threat thereof) whether for the whole or a part of the Building or the Premises, shall be the property of Landlord, whether such proceeds or award is compensation for loss or damage to Landlord's or Tenant's property or their respective interests in the Premises, the Tenant hereby assigns all of its Interest in any such award to Landlord. However, nothing contained herein shall be deemed to give Landlord any interest In or require Tenant to assign to Landlord any separate award expressly made to Tenant for: (a) the taking of personal property and fixtures belonging to Tenant; (b) the interruption of or damage to Tenant's business or profession; (c) the cost of relocation expenses Incurred by Tenant; and (d) Tenant's unamortized cost of leasehold improvements; provided that the making of any such award to Tenant shall not reduce or diminish Landlord's award relating to such condemnation. Landlord may without any obligation or liability to Tenant stipulate with any condemning authority for a judgment of condemnation without the necessity of a formal suit or judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of said agreement or stipulation.

SECTION 10. ASSIGNMENT AND SUBLETTING

Tenant shall not directly or indirectly, sell, assign or transfer this Lease, in whole or in part, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by any person, corporation, partnership, or other entity except Tenant or Tenant's employees, without the prior written consent of Landlord in each instance; provided, however, Tenant may assign this lease to an affiliate controlled by, controlling or under common control with, Tenant. In addition, any such subletting or assignment transaction shall be in all respects in compliance with the applicable provisions of the Medicare Anti-Kickback Law, 42 USC 1320a-7(b)(1) and (2) and the Stark Self-Referral Prohibition Act. 42 USC 1395nn et. seq., as the same may be modified, supplemented or replaced from time to time, and all regulations promulgated thereunder from time to time. Any sale, assignment, mortgage, transfer or subletting of this Lease or the Premises which is not in compliance with the provisions of this Section 10 shall be void. The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant from obtaining the express prior written consent of Landlord to any further assignment or subletting or as releasing Tenant from any liability or obligation hereunder, whether or not then accrued. Should Landlord permit any assignment or subletting by Tenant and should the moneys received as a result of such assignment or subletting (when compared to the moneys still payable by Tenant to Landlord) be greater than would have been received hereunder had not Landlord permitted such assignment or subletting, then the excess shall be payable by Tenant to Landlord, it being the parties' intention that Landlord, and not Tenant, shall be the party to receive any profit from any assignment or subletting. In the event of any assignment or subletting approved by Landlord, the assignee or sublessee shall assume all of Tenant's obligations under this Lease and shall be bound to comply with all the terms and provisions of this Lease and Tenant and such assignee or sublessee shall be jointly and severally liable for the performance of Tenant's covenants under this Lease.

Notwithstanding any provisions herein to the contrary, Landlord may terminate this Lease upon ten (10) days prior written notice to Tenant in the event that a "Precluded Transferee" acquires (i) an equitable or beneficial interest in an equity or ownership interest in Tenant, or (ii) acquires a use, license, sublease, lease or other possessory interest in the Premises. For purposes hereof, "Precluded Transferee" shall mean and include: any person, entity, or individual that (i) owns or owns an interest in an acute care hospital or a rehabilitation hospital located within one hundred (100) miles of the Premises, or (ii) is engaged in the operation of a health maintenance organization, physician practice management group, or any other health care business the principal operations of which are, at the time in question, competitive with the operations of Landlord, the owner of Landlord, HCA Inc., and/or any affiliate of any the foregoing entities, and (b) any person or entity that is affiliated with any person or other entity described in clause (a), above.

SECTION 11. ACCEPTANCE OF PREMISES

By taking possession of the Premises on the Commencement Date, Tenant shall be deemed to have accepted the Premises in its "as-is" condition and acknowledged that the Premises are in satisfactory condition and repair.

SECTION 12. DEFAULTS

12.1. Events of Default. The occurrence of any of the following shall constitute a material default and breach of the Lease:

(a) The vacating or abandonment of the Premises by Tenant.

(b) A failure by Tenant to pay when due Rent or any other payment required to be made by Tenant hereunder within ten (10) days after written notice by Landlord to Tenant of such default.

(c) A failure to maintain the insurance required pursuant to Section 7 of this Lease and the failure to cure such default within ten (10) days after written notice thereof by Landlord to Tenant.

(d) A violation of the terms of Section 10 of this Lease.

(e) A failure to provide any declaration, document or instrument required pursuant to Section 18 of this Lease within the time period set forth in such Section.

(f) A failure by Tenant to observe and perform any other obligation under this Lease to be observed or performed by Tenant, other than payment of any Rent, within thirty (30) days after written notice by Landlord to Tenant specifying wherein Tenant has failed to perform such obligation; provided, however, that if the nature of Tenant's obligation is such that more than 30 days are required for its performance, then Tenant shall not be deemed to be in default if it shall commence such performance within such 30-day period and thereafter diligently prosecute the same to completion by not later than 90 days after Tenant receives Landlord's written notice.

(g) The making by Tenant or any guarantor of this Lease of any general assignment for the benefit of creditors; the filing by or against Tenant or such guarantor of a petition to have Tenant or such guarantor adjudged a bankrupt or the filing of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such guarantor, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

12.2 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation. Provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

    Tenant's Right to Terminate. Notwithstanding any provision in this Agreement to the contrary, at any time after the first twelve months of the Lease Term Tenant may terminate this Lease upon one hundred twenty (120) days prior written notice to Landlord, subject to the conditions precedent that as of the effective date of termination set forth in Tenant's notice, Tenant shall have paid to Landlord (i) all monetary obligations of Tenant under the Lease pertaining to the period up to and including the effective date of termination, (ii) the then unamortized costs and expenses of the Landlord Work, (iii) an amount equal to $6,708 times the number of months from the specified termination date to the end of the Eleventh Lease Year of the Term, up to a maximum of 120 months, and (iv) a Lease termination fee of $150,000.

SECTION 13. REMEDIES

13.1 Remedies. In the event an event of default occurs on the part of Tenant as set forth in Section 12, Landlord may exercise one or more of the following described remedies, in addition to all other rights and remedies available at law or in equity, whether or not stated in this Lease:

(a) Upon the occurrence of an event of default on Tenant's part as set forth in Section 12, Landlord may continue this Lease in full force and effect and shall have the right to collect Rent when due, and Landlord may re-enter the Premises with or without legal process and relet them, or any part of them, to third parties for Tenant's account, and Tenant hereby expressly waives any and all claims for damages by reason of such re-entry, as well as any and all claims for damages by reason of any distress warrants or proceedings by way of sequestration which Landlord may employ to recover said rents. Tenant shall be liable immediately to Landlord for all costs Landlord Incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, attorneys' fees and costs and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease, and in no event shall Landlord be under any obligation to relet the Premises. On the dates such rent is due. Tenant shall pay to Landlord a sum equal to the Rent due under this Lease, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate the Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate the Lease.

(b) At any time after the occurrence of an event of default by Tenant as described in Section 12, Landlord may terminate this Lease. Upon termination, Landlord shall have the right to collect an amount equal to: all expenses incurred by Landlord in recovering possession of the Premises, including reasonable attorneys' fees and costs; all reasonable costs and charges for the care of the Premises while vacant; all renovation costs incurred in connection with the preparation of the Premises for a new tenant; all past due Rent which is unpaid, plus interest thereon at the Interest Rate (as defined in Section 21.9); and an amount by which the entire Rent for the remainder of the Term exceeds the loss of Rent that Tenant proves could have been reasonably avoided.

13.2 Additional Remedies. Should any of these remedies, or any portion thereof, not be permitted by the laws of the state in which the Building is located, then such remedy or portion thereof shall be considered deleted and unenforceable, and the remaining remedies or portions thereof shall be and remain in full force and effect. Landlord may avail itself of these as well as any other remedies or damages allowed by law. All rights, options and remedies of Landlord provided herein or elsewhere by law or in equity shall be deemed cumulative and not exclusive of one another.

SECTION 14. ADDITIONAL RESPONSIBILITIES OF TENANT

14.1 Responsibility of Patient Treatment. All patients receiving services within the Leased Premises shall be patients of Tenant and shall be admitted by Tenant and registered as Tenant's patients. Tenant shall be solely responsible for the determination, the planning and the implementation of treatment for patients admitted to the Hospital. Tenant shall establish and maintain a separate medical record for each patient treated in the Hospital, which shall be a medical record of Tenant. Tenant agrees to provide patient care to its patients in accordance with the standard for psychiatric hospitals in the community in which the Hospital is located.

14.2 Tenant's Personnel. Tenant shall provide all personnel required to operate the Hospital.

14.3 Tenant's Compensation to Personnel. Tenant has responsibility for its personnel providing services at the Hospital and will be responsible for their salaries, benefits, and all deductions required of employers by state, federal and local laws, including deductions for social security and withholding taxes, and contributions for unemployment compensation funds, and shall maintain workers' compensation insurance in accordance with applicable state law.

14.4 Tenant's Medical Staff.

(a) Tenant hereby represents and warrants to Landlord that the agreement between Tenant and any physician serving the Hospital as a medical director and/or program medical director (hereinafter collectively referred to as the "Medical Director") shall (i) be set out in writing signed by the Lessee and the Medical Director, and specify the services covered by such agreement; (ii) cover all the services by the Medical Director to Tenant; (iii) contemplate services from the Medical Director that do not exceed those that are reasonable and necessary in order for Tenant to operate the Hospital; (iv) provide for a term of at least one (1) year; and, (v) provide that Lessee shall pay the Medical Director a fee for his or her services that shall be based on documented hours worked and services provided, paid at the prevailing hourly rate paid to physicians in the community for comparable medico-administrative services and not taking into account the volume or value of any referrals the Medical Director may make to the Hospital.

(b) Only those physicians who have been granted privileges on the Hospital's medical staff may admit patients to the Hospital. All Hospital patient service activities shall be subject to and in accordance with Tenant's medical staff bylaws.

14.5 Tenant's Cooperation. Tenant shall use its best efforts to ensure that the patients admitted to the Hospital do not interfere with the operation of St. David's Medical Center or with the performance of Landlord's duties hereunder.

14.6 Tenant's Non-discrimination. Tenant shall not, in the performance of its duties hereunder, discriminate on the basis of sex, race, religion, disability, age, creed, color, veteran status or national origin with respect to the performance of service for patients in the Hospital, or with respect to the hiring, placement and management of its personnel.

14.7 Certification and Accreditation. Tenant shall obtain and maintain (i) accreditation of the Hospital by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") or an equivalent organization reasonably acceptable to both parties (an "Equivalent Organization"); (ii) certification as a psychiatric hospital under the Medicare program; and (iii) all necessary state licenses. Lessee shall pay all related application fees and associated costs in connection with such accreditation, certification and state licensure. Lessee shall perform all of its obligations under this Agreement in accordance with applicable federal, state and local laws and regulations. Tenant shall perform all acts necessary to maintain the Hospital as a psychiatric hospital for purposes of Medicare certification and state licensure. Landlord shall cooperate with and not hinder Tenant's efforts in obtaining and maintaining certification, licensure and accreditation.

14.8 Patient Billing. All decisions with respect to billing patients and third party payors for services provided in the Premises shall be made by Tenant.

SECTION 15. RIGHT OF ACCESS

Upon reasonable notice to Tenant, Landlord and its agents shall have free access to the Premises during all reasonable hours for the purpose of inspection, to make reasonable repairs as required hereunder (provided, however, Landlord shall have no obligation as a result of such examination to make any repairs other than expressly set forth herein), and to exhibit the same to prospective purchasers, lenders or tenants. Landlord and its agents shall have access to the Premises at any time without prior notice in the event of an emergency.

SECTION 16. END OF TERM

16.1 Surrender of Premises. At the termination or expiration of the Term of this Lease, Tenant shall surrender the Premises to Landlord in as good condition and repair as at the Commencement Date, reasonable wear and tear accepted, and will leave the Premises broom-clean. If not then In default, Tenant shall have the right prior to said termination to remove any equipment, furniture, trade fixtures or other personal property placed in the Premises by Tenant, provided that Tenant promptly repairs any damage to the Premises caused by such removal.

16.2 Holdover.

(a) In the event that Tenant holds over and remains in possession of the Premises after the expiration of the Term, this Lease shall be extended automatically for an additional term of one year (each such one year term, a "Holdover Term") on the same terms and conditions as contained in this Lease, except as provided otherwise in this Section 16.2. Annual Base Rent for each Holdover Term (the "New Base Rent"), shall be (I) the amount of Base Rent payable at the end of the immediately preceding Term, which shall be subject to adjustment in accordance with same formula and at the same intervals as provided for such preceding Term, or (ii) if Landlord determines, in its reasonable judgment, that such amount is not consistent with fair market value, the amount equal to the fair market rental value of the Premises, on an annual basis. Such fair market rental value shall be determined by Landlord based on a survey of rental rates being charged in the market area which encompasses the Building for space comparable to the Premises (taking into account the quality, age, floor level, quality of tenant improvements provided and other relevant factors) and assuming lease terms which allocate responsibility for taxes, insurance and other costs of operating, maintaining and repairing the Building and the Premises in the same manner as this Lease. Subject to Tenant's right to terminate this Lease during a Holdover Term provided in Section 16,2(c), Landlord's determination of such New Base Rent shall be incontestably binding on Tenant.

(b) Landlord shall notify Tenant in writing of the New Base Rent for the Premises as promptly as reasonably possible after the commencement of a Holdover Term. Until such notice is received, Tenant shall continue to pay Base Rent at the rate in effect immediately prior to the expiration of the preceding Term of this Lease. Beginning on the first day of the next month after Tenant receives Landlord's notice and thereafter for the remainder of the Holdover Term, Tenant shall pay New Base Rent in equal monthly installments and such first payment shall also include an additional sum representing a retroactive adjustment with respect to any month or months of such Holdover Term for which Base Rent had been paid In the amount in effect for the preceding Term, so that Landlord shall have received rent for such months at the rate of the New Base Rent.

(c) Notwithstanding anything to contrary set forth in Section 16.2(a), either Landlord or Tenant may terminate this Lease at any time during a Holdover Term by giving the other party not less than 30 days advance written notice, and on or before the effective date of such termination Tenant shall have vacated and surrendered the Premises and both parties shall be released of all liabilities arising or accruing under this Lease following the effective date of such termination and surrender of the Premises to Landlord in the manner provided in Section 16,1; provided that if this Lease is terminated during a Holdover Term, Landlord and Tenant shall not enter into a new lease for the Premises prior to one year after commencement of such Holdover Term.

SECTION 17. TRANSFER OF LANDLORD'S INTEREST

In the event of any transfer or transfers of Landlord's interest in the Premises or in the real property of which the Premises are a part, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

SECTION 18. ESTOPPEL CERTIFICATE, ATTORNMENT, AND NON-DISTURBANCE

18.1 Estoppel Certificate. Within ten (10) days following receipt of Landlord's written request, Tenant shall deliver, executed in recordable form, a declaration to any person designated by Landlord: (a) ratifying this Lease; (b) stating the commencement and termination dates of the Lease; and (c) certifying (I) that this Lease is In full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated): (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, If any); (iii) that no defenses, credits or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed); (iv) the sum of advance Rent, if any, paid by Tenant; (v) the date to which Rent has been paid; (vi) the amount of security deposited with Landlord; and (vii) such other information as Landlord reasonably requires. Persons receiving such statements of Tenant shall be entitled to rely upon them.

18.2 Sale of Landlord's Interest. In the event of the sale or assignment of Landlord's interest in the Premises or the Building or if the holder of any existing or future mortgage, deed to secure debt, deed of trust, or the lessor under any existing or future underlying lease pursuant to which Landlord is the lessee, shall hereafter succeed to the rights of Landlord under this Lease, then at the option of such successor, Tenant shall attorn to and recognize such successor as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. If any such successor requests such attornment, this Lease shall continue in full force and effect as a direct lease between such successor, as Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease, regardless of whether Tenant executes and delivers the instrument requested by such successor landlord.

18.3 Subordination and Non-Disturbance. This Agreement is and shall be subordinate to any encumbrance or mortgage now affecting title to the Land. Tenant shall, upon Landlord's request from time to time, execute a subordination, non-disturbance and attornment agreement, prepared at Landlord's sole cost and expense, in a form reasonably acceptable to Tenant, stating whether this Agreement is in full force and effect, that the Tenant is then in possession of the Premises and paying the full Lease rental, that no rental payments have been made in advance except as therein stated, and stating the commencement date of the original term of this Agreement. So long as Tenant is not in default in the payment of Rent or in the performance of any of the terms of this Agreement beyond any applicable cure period, Tenant's possession of the Premises and Tenant's rights and privileges under this Lease including any renewal hereof shall not be diminished or interfered with by the mortgagee or any other holder or holders of notes or other encumbrances.

SECTION 19. NOTICES

(a) Any notice required or permitted to be given hereunder shall be in writing and may be given by: (I) hand delivery and shall be deemed given on the date of delivery; (ii) registered or certified mail and shall be deemed given the third day following the date of mailing; or (iii) overnight delivery and shall be deemed given the following day.

(b) All notices to Tenant and to Landlord as follows (or to any other address that Tenant / Landlord shall designate in writing):

(a) If to Tenant: With a copy to:

Horizon Health Hospital Services, Inc. Horizon Health Hospital Services, Inc.

2941 S. Lake Vista Drive 2941 S. Lake Vista Drive

Lewisville, TX 75067 Lewisville, TX 75067

Attention: President Attention: General Counsel

(b) If to Landlord: With a copy to:

St. David's Healthcare HCA -- The Healthcare Company

98 San Jacinto Blvd., #1800 One Park Plaza

Austin, TX 78702 Nashville, TN 37203
Attention: Administration Attention: Vice President, Real Estate

And

St. David's Medical Center

919 East 32nd Street

Austin, TX 78705

Attention: Administration

SECTION 20. PURCHASED SERVICES

Simultaneously with the execution of this Lease, the parties shall execute and deliver an agreement with respect to certain services to be purchased by Tenant from the Landlord in the form of Exhibit B attached hereto ("Services Agreement"). The parties agree and stipulate that (i) an event of default under the Services Agreement whereby Tenant owes $75,000 or more to Landlord and which is not timely cured in accordance with the provisions thereof shall be deemed a material default and breach of this Lease, and (ii) a default under this Lease that is not timely cured in accordance with the provisions hereof shall be deemed an event of default under the Services Agreement.

SECTION 21. MISCELLANEOUS PROVISIONS

21.1 Attorneys' Fees. In the event that suit is brought by either party against the other for a breach or default under the terms of this Lease, the prevailing party shall be entitled to reasonable attorneys' fees, which sum shall be fixed by the court.

21.2 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease.

21.3 Headings; Certain Definitions. The Section and paragraph captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. The word "Term" as used herein, shall be deemed to include, where applicable, any extended or renewal term. The word "Landlord" means the owner of the Building from time to time, and in the event of any sale, conveyance or lease of the Building, the Landlord shall be released from all covenants and conditions as Landlord hereunder and without further agreement between the parties, the purchaser, lessee or other transferee of the Building shall be deemed to have assumed all covenants and conditions of Landlord hereunder. No consent of Tenant shall be required in the event of any such sale, conveyance or lease of the Building which is made subject to this Lease, or to any sale or conveyance of the Building pursuant to which Landlord leases the Building back from such purchaser or other transferee, in which case this Lease shall remain in full force and effect as a sublease between Landlord, as sublessor and Tenant, as sublessee.

21.4. Incorporation of Prior Agreements; Amendments. This Lease and the Exhibits attached hereto and incorporated herein contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

21.5. Waiver of Subrogation. Landlord and Tenant hereby mutually waive any and all rights of recovery against one another based upon the negligence of either Landlord or Tenant or their agents or employees for real or personal property loss or damage occurring to the Premises or to the Building or any part thereof or any personal property located therein from perils which are able to be insured against in standard fire and extended coverage, vandalism and malicious mischief and sprinkler leakage insurance contracts (commonly referred to as "All Risk"), whether or not such insurance is actually carried. If either party's insurance policies do not permit this waiver of subrogation, then such party will obtain such a waiver from its insurer at its sole expense.

21.6. Waiver. No waiver by Landlord or Tenant of any breach or default of any term, agreement, covenant or condition of this Lease shall be deemed to be a waiver of any other term, agreement, covenant or condition hereof or of any subsequent breach by Landlord or Tenant of the same or any other term, agreement, covenant or condition. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of Rent shall not be deemed a waiver of any preceding breach by Tenant of any agreement, covenant or obligation of Tenant or any other term or condition of this Lease. No delay in billing or any failure to bill Tenant for any Rent, nor any inaccurate billing of Rent shall constitute a waiver by Landlord of its right to collect and to enforce Tenant's obligation to pay the full amount of Rent due and payable under this Lease, as the same may be adjusted or increased from time to time.

21.7 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than is due hereunder shall be deemed to be other than payment towards or on account of the earliest portion of the amount then due by Tenant nor shall any endorsement or statement on any check or payment (or in any letter accompanying any check or payment) be deemed an accord and satisfaction (or payment in full), and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amount or pursue any other remedy provided herein.

21.8. Quiet Enjoyment. Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises throughout the Term, subject to the terms, conditions and limitations set forth in this Lease.

21.9. Late Charge. If any monthly installment of Base Rent or any payment of Additional Rent is not paid within ten (10) days after such installment or payment is due and payable (the "Late Payment Date"), Tenant shall, upon demand, pay Landlord (i) a late charge in the amount of 2% of the amount owing as compensation to Landlord for its increased costs of handling such late payment, and (ii) interest on the unpaid balance from the date due until paid at the rate of interest (the "Interest Rate") equal to the prime rate of interest as published by The Wall Street Journal from time to time, plus 4% per annum, with each change in such prime rate being effective on the date such change is published.

21.10. Binding Effect. This Lease shall be binding upon, and inure to the benefit of the parties hereto, their heirs, successors, assigns, executors and administrators. However, nothing in this Section shall be deemed to amend the provisions of Section 10 on Assignment and Subletting,

21.11. Relationship of Parties. The parties agree that neither Landlord nor Tenant is an independent contractor or an agent or representative of the other. Nothing contained herein is intended, nor shall it be construed or deemed, to make Landlord and Tenant partners or joint venturers. It is expressly understood and agreed that each party shall be responsible for its own agents and employees and that neither party shall make any claim against the other for contribution or payment of work or vacation pay, sick leave, retirement benefits, social security contributions, disability or unemployment insurance benefits or employee benefits of any kind or nature with respect to their own agents or employees.

21.12. Governing Law. This Lease shall be governed by the laws of the state where the Building is located.

21.13. Regulatory Matters.

(a) Landlord and Tenant enter into this Lease with the intent of conducting their relationship and implementing the agreements contained herein in full compliance with applicable federal, state and local law, including without limitation, the Medicare/Medicaid Anti-Kickback statute (the "Anti-Kickback Law") and Section 1877 of the Social Security Act (the "Stark Law"), as amended. Notwithstanding any unanticipated effect of any of the provisions of this Lease, neither party will intentionally conduct itself under the terms of this Lease in a manner that would constitute a violation of the Anti-Kickback Law or the Stark Law. Without limiting the generality of the foregoing, Landlord and Tenant expressly agree that nothing contained in this Lease shall require either party to refer any patients to the other, or to any affiliate or subsidiary of the other.

(b) If any legislation, regulation or government policy is passed or adopted, the effect of which would cause either party to be in violation of such laws due to the existence of any provision of this Lease, then Landlord and Tenant agree to negotiate in good faith for a period of 90 days to modify the terms of this Lease to comply with applicable law. Should the parties hereto fail to agree upon modified terms to this Lease within this time, either Landlord or Tenant may immediately terminate this Agreement by giving written notice to the other party.

(c) Tenant represents and warrants to Landlord that Tenant (i) is not currently excluded, debarred or otherwise ineligible to participate in Medicare or any federal health care program under section 1128 and 1128A of the Social Security Act or as defined in 42 U.S.C. Sec. 1320a-7b(f) (the "Federal Health Care Programs"); (ii) has not been convicted of a criminal offense related to the provision of healthcare items or services but has not yet been excluded, debarred, or otherwise declared ineligible to participate in any Federal Health Care Program; and (iii) is not under investigation or otherwise aware of any circumstances which may result in Tenant being excluded from participation in any Federal Health Care Program. The foregoing representation shall be an ongoing representation and warranty during the term of this Lease and Tenant shall immediately notify Landlord of any change in the status of the representation and warranty set forth in this Section, at which time Landlord will have the right to immediately terminate this Lease.

21.14 Confidential Information. Deleted by agreement of the parties.

SECTION 22. CONFIDENTIALITY OF PROTECTED HEALTH INFORMATION

For purposes of this Section of this Lease, "protected health information", or PHI, shall have the meaning defined by the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164 (the "Privacy Standards"), as promulgated by the Department of Health and Human Services ("HHS") pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Tenant agrees to reasonably safeguard PHI from any intentional or unintentional disclosure in violation of the Privacy Standards by implementing appropriate administrative, technical and physical safeguards to protect the privacy of PHI. Tenant further agrees to implement appropriate administrative, technical and physical safeguards to limit incidental disclosures of PHI, including disclosures to Landlord, its subcontractors and agents. The parties agree that neither the Landlord nor its contractors, subcontractors or agents shall need access to, nor shall they use or disclose, any PHI of Tenant. However, in the event PHI is disclosed by Tenant or its agents to Landlord, its, contractors, subcontractors or agents, regardless as to whether the disclosure is inadvertent or otherwise, Landlord agrees to take reasonable steps to maintain, and to require its contractors, subcontractors and agents to maintain, the privacy and confidentiality of such PHI. The parties agree that the foregoing does not create, and is not intended to create, a "business associate" relationship between the parties as that term is defined by the Privacy Standards.

SECTION 23. ADDENDA

The following Addenda and/or Riders which have been signed by Landlord and Tenant are attached to this Lease and made a part hereof: Addendum A, Rules and Regulations; Addendum B, Guaranty; and the First Addendum.

IN WITNESS WHEREOF, the parties have duly executed this Lease the day and year first above written.

TENANT:

Horizon Health Hospital Services, Inc.

By: /s/ Frank Baumann

(Signature)

Name: Frank Baumann

Its: President President

LANDLORD:

St. David's Healthcare Partnership L.P., L.L.P.

By: /s/ Malcolm Belisle

(Signature)

Name: Malcolm Belisle

Its: VP Corporate Services